Exhibit 99.1

NEWS RELEASE

Sabre Holdings Reports Third Quarter 2005 Financial Results

•                  3Q 2005 diluted EPS (Adjusted) of $0.50

•                  3Q 2005 diluted EPS (GAAP) of $0.45

•                  3Q 2005 revenue of $700 million, up 29 percent year-over-year

•                  Travelocity revenue up 98 percent including lastminute.com

•                  Travelocity adjusted operating income of $43 million; GAAP operating income of $31 million; adjusted EBITDA of
$50 million

•                  Sabre Travel Network adjusted operating income of $59 million; GAAP operating income of $56 million; adjusted EBITDA of $70 million

•                  Sabre Airline Solutions nearly quadruples operating income; GAAP operating income of $10 million; adjusted EBITDA of $16 million

Note: Analyst call today at 9:00 a.m. CST, at
www.sabre-holdings.com/investor/index.html.

SOUTHLAKE, Texas, Nov. 3, 2005 – Sabre Holdings Corporation (NYSE: TSG) today announced financial results for the third quarter 2005.

The company reported revenue for the third quarter of $700 million, up 29 percent, year-over-year.  Diluted earnings per share were $0.50 on an adjusted basis, compared to $0.41 per share in the year-ago quarter.  On a GAAP basis, diluted earnings per share were $0.45 compared to $0.49 per share in the year-ago quarter.

“Across our portfolio, we delivered excellent revenue and earnings results in the third quarter,” said Sam Gilliland, chairman and CEO, Sabre Holdings.  “Travelocity, with the acquisition of lastminute.com, continued to drive healthy top and bottom line metrics including year-over-year profit improvement of more than $30 million.  As expected, our Travel Network business drove solid margins and our Airline Solutions unit nearly quadrupled operating income year-over-year.”

Sabre Holdings 3Q05 Earnings Release

SABRE HOLDINGS 3Q 2005

FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details, reconciliations of non-GAAP financial measures, and a description of adjusting items. Results include lastminute.com from July 20, 2005.)

Revenue: Third quarter revenue was $700 million, an increase of 29 percent from $544 million in the year-ago quarter.  Lastminute.com added $100 million in revenue during the quarter following its acquisition on July 20.  Excluding lastminute.com, revenue for the third quarter increased 10 percent year-over-year.

Operating income: Excluding adjusting items, operating income for the third quarter was $112 million, compared to $90 million in the year-ago quarter.  Operating income on a GAAP basis was $100 million, an increase of 29 percent from the same period last year.

Net earnings:  For the third quarter, net earnings, excluding adjusting items, were $65 million, or $0.50 per share, compared to $56 million, or $0.41 per share in the third quarter of 2004.  On a GAAP basis, third quarter net earnings were $58 million, or $0.45 per share on a diluted basis, compared to $67 million, or $0.49 per share on a diluted basis in the year-ago quarter.  (Note: GAAP earnings for the third quarter of 2004 included the positive impact from the reversal of an $18 million tax accrual.)

Adjusted EBITDA:  For the third quarter, adjusted earnings before interest, taxes, depreciation, and amortization were $138 million.

Cash/Debt: The company balance sheet as of Sept. 30, 2005 reflected cash and marketable securities of $595 million. Total debt at the end of the quarter was $1.4 billion, which included bridge financing for lastminute.com of $800 million, notes and bonds payable of $430 million, and a $160 million capital lease obligation.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

(Note: Results include lastminute.com from July 20, 2005.)

For the third quarter, Travelocity global gross travel booked was $2.1 billion, an increase of 76 percent year-over-year, or 34 percent excluding lastminute.com.  Total global revenue for the quarter was $276 million, year-over-year growth of 98 percent, to which lastminute.com contributed $100 million.

On a geographic basis, gross travel booked for Travelocity included the following:

TRAVELOCITY	3Q05		3Q04	Y/Y Growth
Gross Travel Booked (millions)
North America	$1,586		$1,223	30%
Europe	$564	(1)	N/A	N/A
Total Gross Travel Booked	$2,150		$1,223	76%

(1)          lastminute.com Total Transaction Value converted to Travelocity Gross Travel Booked methodology.

Other Travelocity global metrics for the third quarter (year-over-year):

•                  Total air transaction revenue grew 40 percent

•                  Total non-air transaction revenue grew 137 percent

•                  Total packaging revenue grew 120 percent

•                  Packaging revenue as a percent of total transaction revenue was 26 percent

•                  Hotel room nights sold across the Travelocity network were 4.6 million, growth of 94 percent year-over-year

SABRE TRAVEL NETWORK

Third quarter revenue from the Sabre Travel Network business was $403 million, an increase of 4 percent from $388 million in the year-ago quarter.  Global transactions in the quarter were 86 million, growth of 4 percent year-over-year. Through the first nine months of the year, global transactions were up 4 percent, year-over-year.

SABRE AIRLINE SOLUTIONS

Third quarter revenue from Sabre Airline Solutions was $67 million, an increase of 11 percent from $60 million in the year-ago quarter.  Revenue was driven by growth across each line of business — airline products and services, reservations and departure control solutions and consulting services – and included several wins in key growth regions – China, the Middle East, and India.

RECENT BUSINESS HIGHLIGHTS

•                  Signed a five-year deal with low-cost leader AirTran Airways to distribute AirTran fares through all Sabre channels, and for Travelocity to be the sole supplier of hotel, cruise and vacation packages to the AirTran website.

•                  Accelerated lastminute.com integration plans including launching Travelocity merchant hotels on lastminute.com and consolidating technology and content platforms in France and Scandinavia.

•                  Launched the “Meet Me In” travel tool, a patent-pending product on Site59 that enables family and friends to easily connect by traveling from two different departure cities to a common destination with a convenient, discounted travel package.

•                  Added Hyatt Hotels to the many companies that provide special business travel discounts to Travelocity Business corporate customers.

•                  Announced that SynXis, our leading technology source for more than 7,000 hotels, resorts, and destinations, was selected by Disneyland Resort Hotels® as its new distribution partner for the three resort hotels in Anaheim, CA.

•                  Signed additional agreements with airlines across the Airline Solutions portfolio including Jet Airways, Swiss International Air Lines Ltd., Turkish Airlines and Gulf Air.

•                  Declared a quarterly cash dividend of $0.09 payable on Nov. 29, 2005, to shareholders of record at the close of regular trading on the New York Stock Exchange on Nov. 11, 2005.

SABRE HOLDINGS OUTLOOK

4Q 2005

For the fourth quarter 2005, the company projects revenue to be in the range of $619 million to $638 million.  Diluted earnings per share are projected to be in the range of $0.16 to $0.19 on an adjusted basis, and $0.07 to $0.10 on a GAAP basis.

Full Year 2005

•                                          Year-over-year revenue growth, including lastminute.com, is now projected to be approximately 18 percent.

•                                          Diluted earnings per share on an adjusted basis reiterated in range of $1.45 to $1.50.

•                                          Diluted earnings per share on a GAAP basis are projected to be in the range of $1.31 to $1.36, an increase from previous guidance of $1.27 to $1.32.

About Sabre Holdings Corporation

Sabre Holdings connects people with the world’s greatest travel possibilities by retailing travel products and providing distribution and technology solutions for the travel industry.  Sabre Holdings supports travelers, travel agents, corporations, government agencies and travel suppliers through its companies: Travelocity, Sabre Travel Network and Sabre Airline Solutions. Headquartered in Southlake, Texas, the company has approximately 9,000 employees in 45 countries. Full year 2004 revenues totaled $2.1 billion. Sabre Holdings, an S&P 500 company, is traded on the NYSE under the symbol TSG. More information is available at http://www.sabre-holdings.com.

Statements in this release which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted. Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Sabre Holdings Corporation revenues being subject to adverse changes to our travel supplier relationships and potential substantial decreases in travel transaction volumes.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

#              #              #

Media Contact:	Investor Relations Contact:
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682 605 2397	682 605 2343
michael.berman@sabre-holdings.com	karen.fugate@sabre-holdings.com

Financial Schedules to Follow

Sabre Holdings Corporation

Condensed Consolidated Statement of Income - Unadjusted

(Unaudited - In millions except per share amounts)

	Three months ended Sept 30,			Nine months ended Sept 30,
	2005	2004	Percent	2005	2004	Percent

Revenues
Sabre Travel Network	$402.6	$387.9	3.8%	$1,251.4	$1,206.1	3.8%
Travelocity	276.2	139.5	98.0%	595.3	376.5	58.1%
Sabre Airline Solutions	67.1	60.4	11.2%	196.8	180.7	8.9%
Elimination of intersegment revenues	(46.2)	(43.4)	6.5%	(142.6)	(128.2)	11.2%
Total revenues	699.7	544.4	28.5%	1,900.8	1,635.0	16.3%

Operating expenses	600.1	467.2	28.4%	1,647.0	1,399.9	17.6%

Operating income	99.6	77.2	29.0%	253.9	235.1	8.0%

Other income (expense)
Interest income (expense) net	(10.5)	(2.6)	309.8%	(16.0)	(8.9)	80.6%
Other, net	2.2	2.0	9.5%	13.4	8.3	61.3%

Minority interest	2.2	0.1	1806.7%	3.2	0.3	969.1%

Income before provision for income taxes	93.5	76.7	21.9%	254.5	234.8	8.4%

Provision for income taxes	35.0	9.3	276.5%	94.4	65.4	44.3%

Net earnings	$58.5	$67.4	(13.2)%	$160.1	$169.4	(5.5)%

Operating Margin	14.2%	14.2%		13.4%	14.4%

Earnings per share - basic	$0.45	$0.50		$1.23	$1.23

Earnings per share - diluted	$0.45	$0.49		$1.23	$1.22

Weighted average shares - basic	129.3	135.5		129.6	137.4
Weighted average shares - diluted	130.1	138.1		130.3	139.2

Sabre Holdings Corporation

Condensed Consolidated Statement of Income -Adjusted

(Unaudited - In millions except per share amounts)

	Three months ended Sept 30,			Nine months ended Sept 30,
	2005	2004	Percent	2005	2004	Percent

Revenues
Sabre Travel Network	$402.6	$387.9	3.8%	$1,251.4	$1,206.1	3.8%
Travelocity	276.2	139.5	98.0%	595.3	376.5	58.1%
Sabre Airline Solutions	67.1	60.4	11.2%	196.8	180.7	8.9%
Elimination of intersegment revenues	(46.2)	(43.4)	6.5%	(142.6)	(128.2)	11.2%
Total revenues	699.7	544.4	28.5%	1,900.8	1,635.0	16.3%

Operating expenses	587.6	454.6	29.3%	1,619.3	1,357.7	19.3%

Operating income	112.1	89.7	24.9%	281.6	277.3	1.5%

Other income (expense)
Interest income (expense) net	(10.5)	(2.6)	309.8%	(16.0)	(8.9)	80.6%
Other, net	(0.3)	0.6	(144.7)%	0.3	2.0	(84.3)%

Minority interest	1.5	(0.7)	(315.9)%	0.7	(2.2)	(129.8)%

Income before provision for income taxes	102.8	87.1	18.1%	266.5	268.3	(0.7)%

Provision for income taxes	38.2	31.1	22.9%	99.0	95.7	3.4%

Net earnings	$64.6	$56.0	15.4%	$167.5	$172.6	(2.9)%

Operating margin	16.0%	16.5%		14.8%	17.0%

Earnings per share - basic	$0.50	$0.41		$1.29	$1.26

Earnings per share - diluted	$0.50	$0.41		$1.29	$1.24

Weighted average shares - basic	129.3	135.5		129.6	137.4
Weighted average shares - diluted	130.1	138.1		130.3	139.2

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Results

(Unaudited, In millions)

	Three months ended Sept 30,			Nine months ended Sept 30,
	2005	2004	Change*	2005	2004	Change*

Unadjusted operating income	$99.6	$77.2	29.0%	$253.9	$235.1	8.0%
Adjusting items:
Travelocity intangible amortization and stock compensation	11.5	8.8	30.8%	15.9	26.9	(40.8)%
Travel Network intangible amortization	3.9	3.5	12.6%	13.5	15.0	(9.9)%
Airline Solutions intangible amortization	0.6	0.3	67.4%	1.7	0.3	406.5%
Reversal of accrual related to sale of IT business in 2001	(3.4)	0.0	**	(3.4)	0.0	**
Adjusted operating income	$112.1	$89.7	24.9%	$281.6	$277.3	1.5%

Unadjusted other income and minority interest	$(6.1)	$(0.4)	1270.8%	$0.6	$(0.3)	(319.9)%
Adjusting items:
Realized gain on sale of Karavel investment	(0.7)	0.0	**	(21.3)	0.0	**
Impact of adjusting items on minority interests	(0.7)	(0.8)	(16.4)%	(2.6)	(2.5)	3.3%
(Gain)/loss on lastminute.com hedging activity	(1.7)	0.0	**	8.2	0.0	**
True-up of previous gain on sale of assets	0.0	(1.4)	(100.0)%	0.0	(1.4)	(100.0)%
Arbitration Settlement	0.0	0.0	**	0.0	(6.0)	(100.0)%
Shareholder Settlement	0.0	0.0	**	0.0	1.1	(100.0)%

Adjusted income before provision for income taxes	$102.8	$87.1	18.1%	$266.5	$268.3	(0.7)%

Unadjusted provision for income taxes	$35.0	$9.3	276.5%	$94.4	$65.4	44.3%
Adjustment to taxes for reversal of tax accrual	0.0	17.9	(100.0)%	0.0	17.9	(100.0)%
Adjustments to taxes for adjusting items	3.2	3.9	(17.6)%	4.6	12.3	(63.2)%
Adjusted provision for income taxes	$38.2	$31.1	22.9%	$99.0	$95.7	3.4%

Adjusted net earnings	$64.6	$56.0	15.4%	$167.5	$172.6	(2.9)%

*            Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.

Sabre Holdings Corporation

Sabre Travel Network

Transactions Summary

(millions)

	3Q05	3Q04	% Change	YTD05	YTD04	% Change

Transactions	85.6	82.1	4.2%	267.8	257.3	4.1%

Geographic
US	53.1	52.2	1.8%	168.1	164.1	2.4%
International	32.4	29.9	8.3%	99.7	93.2	7.0%
	85.6	82.1	4.2%	267.8	257.3	4.1%

Channel
Traditional Agency	74.3	71.9	3.3%	233.6	227.0	2.9%
Consumer on-line	11.3	10.3	10.2%	34.2	30.3	12.8%
	85.6	82.1	4.2%	267.8	257.3	4.1%

Air/Non-Air
Air	72.6	69.9	3.8%	229.6	221.2	3.8%
Non-Air	13.0	12.2	6.5%	38.2	36.2	5.7%
	85.6	82.1	4.2%	267.8	257.3	4.1%

Note:  As of the first quarter, 2005, we are now counting as a transaction, any travel reservation that generates a fee paid directly to us including, but not limited to the following:  traditional booking fees paid by suppliers, non-traditional transaction fees paid by suppliers, transaction fees paid by travel agencies, and transaction fees paid by corporations related to our online booking tool.

Updated historical quarterly transaction information available on
http://www.sabre-holdings.com/investor/highlights/statistics/historical.html

Sabre Holdings Corporation

Non-GAAP Financials Reconciliations

($ in millions, except per share data)

Operating Income Reconciliations

Sabre Holdings

	3Q 2005	3Q 2004
GAAP Operating Income	$99.6	$77.2
GAAP Operating Margin	14.2%	14.2%

Add: amortization of intangibles	15.6	11.4
Add: stock compensation	0.4	1.2
Less: Reversal of accrual related to sale of IT business in 2001	(3.4)	—

Adjusted Operating Income	$112.1	$89.7
Adjusted Operating Margin	16.0%	16.5%

Sabre Travel Network

	3Q 2005	3Q 2004
GAAP Operating Income	$55.6	$74.1
GAAP Operating Margin	13.8%	19.1%

Add: amortization of intangibles	3.9	3.5

Adjusted Operating Income	$59.5	$77.6
Adjusted Operating Margin	14.8%	20.0%

Travelocity

	3Q 2005	3Q 2004
GAAP Operating Income	$31.3	$0.9
GAAP Operating Margin	11.3%	0.6%

Add: amortization of intangibles	11.1	7.6
Add: stock compensation	0.4	1.2

Adjusted Operating Income	$42.8	$9.7
Adjusted Operating Margin	15.5%	6.9%

Sabre Airline Solutions

	3Q 2005	3Q 2004
GAAP Operating Income	$10.3	$2.6
GAAP Operating Margin	15.4%	4.3%

Add: amortization of intangibles	0.6	0.3

Adjusted Operating Income	$10.9	$2.9
Adjusted Operating Margin	16.2%	4.8%

Net Earnings Reconciliation

	3Q 2005	3Q 2004

GAAP Net Earnings	$58.5	$67.4
Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	9.8	7.4
Less: currency hedge associated with acquisition	(1.1)
Less: tax reserve reversal		(17.9)
Less: True-up of previous gain on sale of assets	(0.5)	(0.8)
Less: Reversal of accrual related to sale of IT business in 2001	(2.2)	—

Adjusted Net Earnings	$64.6	$56.0

GAAP EPS	$0.45	$0.49
Adjusted EPS	$0.50	$0.41

Diluted share count	130.1	138.1	million

Adjusted EBITDA Reconciliations

3Q 2005

GAAP Net Earnings	$58.5
Add: taxes	35.0
Add: interest expense	15.8
Less: interest income	(5.3)
Less: other, net (including currency hedge associated with acquisition)	(2.2)
Less: minority interest	(2.2)
Add: depreciation & amortization	38.8

Adjusted EBITDA	$138.4

Sabre Travel Network

3Q 2005

GAAP Operating Income	$55.6
Add: depreciation & amortization	14.5

Adjusted EBITDA	$70.1

Travelocity

3Q 2005

GAAP Operating Income	$31.3
Add: depreciation & amortization	18.6

Adjusted EBITDA	$49.9

Sabre Airline Solutions

3Q 2005

GAAP Operating Income	$10.3
Add: depreciation & amortization	5.7

Adjusted EBITDA	$16.0

2005 Guidance

	4Q 2005 Guidance		FY 2005 Guidance
Net Earnings Reconciliation	Low	High	Low	High

GAAP Net Earnings	$9.7	$13.6	$170.4	$176.9
Adjustments, net of taxes:
Add: amortization of intangibles and stock compensation	11.1	11.1	29.5	29.5
Add: currency hedge associated with acquisition	—	—	5.2	5.2
Less: Reversal of accrual related to sale of IT business in 2001	—	—	(2.2)	(2.2)
Less: realized gain on sale of investment in Karavel	—	—	(13.9)	(13.9)

Adjusted Net Earnings	$20.9	$24.8	$189.0	$195.5

GAAP EPS	$0.07	$0.10	$1.31	$1.36
Adjusted EPS	$0.16	$0.19	$1.45	$1.50

Diluted share count	130.5	million	130.3	million